UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 13, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Orbital Energy Group, Inc. (NASDAQ: OEG) (“OEG” or “Company”) entered into and closed upon a Share Purchase Agreement dated April 13, 2021 (“SPA”) by and among the Company and the owners of the capital stock of Gibson Technical Services, Inc. (“GTS”).  GTS is an Atlanta-based telecommunications company providing diversified telecommunications services nationally since 1990 and will become a wholly owned subsidiary of the Company.

Subject to the terms and conditions set forth in the SPA, the base purchase price for 100% of the equity ownership of GTS is $48,000,000, with the consideration structured as follows:

●	$22,000,000 in cash paid at closing; and
●

4,651,162 shares of restricted common stock issued to the GTS shareholders with an aggregate value of $26,000,00 based upon a per share value of $5.59. Of the newly issued shares, 2,232,569 of the shares are subject to a one (1) year restricted period and 2,418,593 are subject to a two (2) year restricted period.

●

The SPA provides for the issuance of additional shares of OEG restricted common stock to the GTS shareholders valued at $5.59 as a post-closing adjustment for the excess net working capital above a 2-1 ratio within 45 days after the closing date of April 13, 2021.

The SPA contains various customary representations, warranties and covenants. In connection with the SPA, the Company entered into employment agreements with three (3) key employees of GTS with base compensation agreements ranging from $165,000 to $300,000, plus incentive compensation arrangements tied to the performance of GTS.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. All securities issued under the SPA were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 to the 9 GTS shareholders. The SPA did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 7.01 Regulation FD Disclosure.

On April 14, 2021, the Company issued a press release announcing the acquisition of GTS.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)     The Financial Statements required by item 9.01(a) and the pro forma financial statement information shall be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release announcing closing of Gibson Technical Services, Inc. acquisition
99.2	Share Purchase Agreement by and between Orbital Energy Group, Inc., Gibson Technical Services, Inc. and its shareholders, dated April 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 16th day of April 2021.

Orbital Energy Group, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer